UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA EDUCATION ALLIANCE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-2012361
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

588 Heng Shan Road, Kun Lun Shopping Mall
Harbin,  The People’s Republic of China 150090
 (Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

Explanatory Note

This Registration Statement on Form 8-A is being filed by China Education Alliance, Inc., a North Carolina corporation (the “Company”) in connection with the registration of its common stock, $0.001 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing of Common Stock on the NYSE Amex LLC (formerly known as the American Stock Exchange LLC). The Common Stock had been registered under Section 12(g) of the Exchange Act.

Item 1.	Description of The Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Prospectus filed with the Securities and Exchange Commission (the “Commission”) on October 27, 2008, and is hereby incorporated by reference herein.

Item 2.	Exhibits

3.1
Articles of Incorporation (filed as an exhibit to the Company’s Registration Statement on Form SB-2 (File No. 333-101167) which was filed with the Commission on November 13, 2002 and incorporated herein by reference).

3.2
Articles of Amendment (filed as an exhibit to the Company’s Registration Statement on Form SB-2 (File No. 333-101167) which was filed with the Commission on November 13, 2002 and incorporated herein by reference).

3.3
Articles of Amendment (filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 which was filed with the Commission on April 17, 2006 and incorporated herein by reference).

3.4
Articles of Share Exchange (filed as an exhibit to the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 which was filed with the Commission on November 14, 2007 and incorporated herein by reference).

3.5
Articles of Amendment (filed as an exhibit to the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 which was filed with the Commission on November 14, 2007 and incorporated herein by reference).

3.6	By-laws (filed as an exhibit to the Company’s Registration Statement on Form SB-2/A (File No. 333-101167) which was filed with the Commission on February 7, 2003 and incorporated herein by reference).
4.1	2009 Incentive Stock Option Plan (filed as an exhibit to the Company’s Registration Statement on Form S-8 which was filed with the Commission on June 18, 2009 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 18, 2009	UNIVERSAL TRAVEL GROUP

	By:	/s/ Xiqun Yu
Xiqun Yu
Chief Executive Officer